Exhibit 10.8

LLC INTEREST PURCHASE AGREEMENT

THIS LLC INTEREST PURCHASE AGREEMENT (this “Agreement”), entered into as of the 17`h day of April, 2003 by and between LOTUS PACIFIC, INC., a Delaware corporation, having offices at 18200 Von Karman Avenue Suite 730, Irvine, CA 92612 (the “Purchaser”), and CARMCO INVESTMENTS, LLC, a Connecticut limited liability company, having offices at 47 Cherry Gate Lane, Trumbull, CT 06611 (the “Seller”).

WITNESSETH:

WHEREAS, Purchaser and Opta Systems, LLC, a Delaware limited liability company (the “Company”) are parties to that certain Loan and Security Agreement dated of even date herewith (the “Loan Agreement”), pursuant to which Purchaser loaned the Company the sum of $5,986,019.48 for the purchase (the “Business Purchase”) from SONICbIue Incorporated (“SONICbIue”), a Delaware corporation and Sensory Science Corporation, a Delaware corporation and wholly-owned subsidiary of SONICbIue (collectively, “Prior Owners”) of the Prior Owners’ design, production, marketing and servicing of video electronics products business, which Prior Owners conducted generally, but not exclusively, as a business unit under the name “Sensory Science” (the “Business”), pursuant to the Asset Purchase Agreement dated as of March 20, 2003 by and among the Company and the Prior Owners (“Asset Purchase Agreement”);

WHEREAS, Seller is the record and beneficial owner of all of the issued and outstanding membership interests of Opta Systems, LLC, a Delaware limited liability company (the “Company”), which Company was formed for the sole purpose of acquiring the Business;

WHEREAS, Seller desires to sell to Purchaser all, and not less than all, of the outstanding membership interests of the Company and the Business as a going concern, and to consummate the other transactions contemplated by this Agreement, all upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, Purchaser desires to purchase from Seller all, and not less than all, of the outstanding membership interests of the Company, and to consummate the. other transactions contemplated by this Agreement, all upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, it is a condition to the Loan Agreement that Seller agree to sell to Purchaser all of the issued and outstanding membership interests of the Company.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereby covenant and agree as follows:

1.                                       SALE AND PURCHASE OF THE MEMBERSHIP INTEREST.

Seller hereby sells, assigns, transfers, and conveys to-Purchaser all right, title and interest in all outstanding membership interests in the Company, all of its right, title and interest in any other equity or ownership interest in or obligation of the Company of any kind whatsoever (collectively the “Membership Interest”). Upon execution of this Agreement, Seller shall make and deliver to the Purchaser an assignment of the Membership Interest to the Purchaser in the form attached hereto as Exhibit A (the “Assignment”).

2.                                                 CONSIDERATION FOR THE MEMBERSHIP INTEREST:

2.1                                 Purchase and Sale.  In consideration for Seller’s sale of the Membership Interest and upon delivery of the Assignment, Purchaser shall pay and deliver to Seller by wire transfer of immediately available funds to the accounts designated by the Seller therefor, the sum of $420,000 (the “Purchase Price”). The Purchase Price hereunder shall be allocated and used to satisfy the following claims and costs as follows:

(a)                                  the sum of $250,000 as return to the Seller of Seller’s investment in the Company for the Company’s deposit held in escrow to secure the Company’s purchase of the Business pursuant to the Asset Purchase Agreement; and

(b)                                 the sum of $170,000 to reimburse Carmine Adimando, the Chairman of the Company, and Roger Hacket, the Vice-Chairman of the Company for their costs and expenses in connection with the Company’s acquisition of the Business.

Purchaser further agrees that it shall be solely responsible for the reasonable fees and expenses of Greenberg Traurig, LLP, legal counsel to the Seller and the Company, as incurred on behalf of the Seller and the Company in connection with the acquisition of the Business, to a maximum aggregate amount of $200,000. Purchaser agrees to reimburse the Seller for any legal fees and expenses of Greenberg Traurig if the Purchaser or the Company does not fully pay such fees and expenses (to a maximum of $200,000) and Seller is required to pay such fees and expenses.

2.2                                 Vendor Retention Payment. Purchaser and the Company agree, jointly and severally to pay to Seller the sum of $100,000 (the “Retention Payment”) in immediately available U.S. funds on October 17, 2003 (the “Payment Date”), so long as a Non-Payment Event shall not have occurred on or prior to the Payment Date. For purposes hereof, a “NonPayment Event” shall mean the occurrence of the termination by either Samsung Electronics Co. Ltd. or LG Electronics, Inc. (each, a “Vendor”) of its relationship with the Company to supply product to the Company, consistent with past practices by such Vendor, provided, such termination shall be continuing on the Payment Date and the Company is operating in the ordinary course. Notwithstanding the foregoing, Purchaser and the Company jointly and severally shall be required to pay the Seller the Retention Payment if such Vendor terminates its relationship with the Company for any reason other than as a result of a commercially reasonable business decision made solely by such Vendor, which decision shall not be caused by the bad faith or willful misconduct of the Company or the Purchaser. If a Non-Payment Event shall have occurred, the Purchaser and the Company agrees that it shall deliver to the Seller a certificate from an authorized officer of a Vendor which has terminated its relationship with the Company detailing the reasons for such termination, prior to the Payment Date.

3.                                       REPRESENTATIONS AND WARRANTIES OF THE SELLER.

The Seller hereby represents and warrants to and for the benefit of Purchaser as follows:

3.1                                 Authority Relative to this Agreement. (a)                      Seller is a limited liability company, duly formed, validly existing and in good standing under the laws of the jurisdiction of formation and has the requisite power and authority to own, lease and operate its respective properties and carry on its business as now being conducted. Seller has all limited liability company power and authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b)                                 The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the managing member of the Seller and no other company proceedings on the part of the Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller, and, assuming that this Agreement constitutes a valid and binding agreement of Purchaser, constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally or general principles of equity.

3.2                                 Title to Membership Interest. (a) Since the date of formation of the Company, as evidenced by the initial filing of the Certificate of Formation of the Company with the Delaware Secretary of State, the Seller is and has been the sole owner and holder of the Membership Interest: Upon payment of the Purchase Price therefor pursuant to this Agreement, the Purchaser will receive good and marketable title to the Membership Interest, constituting 100% of the outstanding membership interests and economic interests of the Company, free and clear of all liens, options, encumbrances and restrictions of any kind or nature whatsoever other than restrictions imposed by federal and state securities laws with respect to the transfer of the Membership Interest.

:                                                      (b)                                  There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or agreements among members or potential members, or agreements of any kind for the purchase or acquisition from the Company of any of its equity interests or securities.

(c)                                  Other than under the Asset Purchase Agreement and the transactions contemplated therein, the Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity.        The Company is not a participant in any joint venture, partnership or similar arrangement.

(d)                             The Membership Interest (i) has been duly authorized and validly issued and are fully paid and nonassessable, (ii) was issued in compliance with all applicable state and federal laws concerning the issuance of securities (assuming due filing of all post-sale notices under applicable securities laws).

3.3                                 Legal Proceedings and Judgments. There are no claims, actions, proceedings or investigations pending or, to Seller’s actual knowledge, threatened against or relating to Seller before any court or other governmental authority acting in an adjudicative capacity that could have an adverse effect on Seller’s ability to consummate the transactions contemplated hereby.

3.4                                 Brokers. No person is entitled to any brokerage, financial advisory, finder’s or similar fees or commissions payable by Seller or any of its affiliates in connection with the transactions contemplated by this Agreement or associated with the Business Purchase based upon arrangements made by or on behalf of Seller.

3.5                                 Business Purchase Documentation. Attached hereto as Schedule 3.5 is a true and complete copy of the Asset Purchase Agreement, together with all exhibits and schedules associated therewith. Seller has provided to Purchaser copies of all documents required under the Asset Purchase Agreement to consummate the transactions contemplated thereby.

3.6                                 Interim Operations of the Company. The Company was formed solely for the purpose of acquiring the Business and has engaged in no business other than in connection with the Business Purchase and the transactions contemplated in the Asset Purchase Agreement.

3.7                                 No Conflict. Seller has delivered to the Purchaser true and complete copies of the Certificate of Formation and Operating Agreement of the Company, as amended to date and the Certificate of Formation and Operating Agreement of the Seller, as amended to date. The execution, delivery, and performance of and compliance with this Agreement and the sale of the Membership Interest pursuant hereto will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under the Certificate of Formation and Operating Agreement of the Company or the Asset Purchase Agreement, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

3.8                                 No Other Assets or Liabilities. (a) Other than  the Asset Purchase Agreement and as otherwise set forth in Section 2.2, there are no agreements, understandings, instruments, contracts, commitments, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or, to its knowledge, by which it is bound.

(b)                                 Other than reimbursement of Carmine Adimando and Roger Hacket for their costs and expenses and the fees and expenses of Greenberg Traurig, LLP, each as described in Section 2.1 hereof and as otherwise set forth in Section 2.2, the Company has no liabilities and, to the knowledge of Seller and the Company, there are no contingent liabilities of the Company other than pursuant to or as contemplated by the Asset Purchase Agreement.

3.9                                 Asset Purchase Agreement; Compliance. The Company has satisfied, and the Seller has caused the Company to satisfy, all of the conditions to closing that have not otherwise been waived set forth in Article VI, Section 4.3 of the Asset Purchase Agreement and all of the representations and warranties of the Company set forth in the Asset Purchase Agreement are true, complete and correct in all material respects as of the date hereof.

3.10                        Notice; Third-Party Consents: To Seller’s knowledge, the Prior Owners have delivered timely and proper notice to, and received the written consent of, all third-parties required to consummate the transactions contemplated under the Asset Purchase Agreement and this Agreement.

4.                                                 REPRESENTATIONS AND WARRANTIES OF PURCHASER.

Purchaser hereby represents and warrants to the Seller as follows:

4.1                                 Authority Relative to this Agreement. The Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of formation and has the requisite power and authority to own, lease and operate its respective properties and carry on its business as now being conducted. Purchaser has all corporate power and authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of the Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser, and, assuming that this Agreement constitutes a valid and binding agreement of Seller, constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally or general principles of equity.

.                                                               4:2                                  Legal Proceedings and Judgments. There are no material claims, actions, proceedings or investigations pending or, to Purchaser’s actual knowledge, threatened against or relating to Purchaser before any court or other governmental authority acting in an adjudicative capacity that could have a material adverse effect on Purchaser’s ability to consummate the transactions contemplated hereby.

4.3                                 Purchase of Membership Interest for Investment. The Purchaser has been informed that the Membership Interest has not been registered under the Securities Act of 1933, as amended or under any applicable state securities laws. Purchaser will be acquiring ownership of the Membership Interest for its own account, for investment purposes only, and not with a view to the resale or distribution thereof in violation of any applicable securities laws.

5.                                                 COVENANTS OF THE PARTIES.

5.1                                 Further Assurances. (a) Subject to the terms and conditions of this Agreement; each of the parties hereto agrees to execute and deliver, before and after the Closing, such other documents, instruments, certificates and agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

(b) Seller agrees to execute and deliver such other documents, instruments, certificates and agreements and to take such other action as Purchaser and its counsel may deem reasonably necessary or desirable in order to consummate the Closing (as defined in the Asset Purchase Agreement) of the transactions contemplated by the Asset Purchase Agreement.

6.                                       INDEMNITY BY THE PURCHASER AND THE SELLER.

6:1                                 Indemnification of the Seller by the Purchaser: The Purchaser shall indemnify and hold harmless the Seller from, against and in respect of the full amount of any and all liabilities, damages, claims, deficiencies, assessments, losses, penalties, interest, costs and expenses; including, without limitation, reasonable fees and disbursements of trial and appellate counsel, arising from, in connection with, or incident to any breach or violation of any of the representations, warranties, covenants or agreements of the Purchaser set forth in this Agreement.

6.2                                 Indemnification of the Purchaser by the Seller. The Seller shall indemnify and hold harmless the Purchaser from, against and in respect of the full amount of any and all liabilities, damages, claims, deficiencies, assessments, losses, penalties, interest, costs and expenses, including, without limitation; reasonable fees and disbursements of trial and appellate counsel arising from, in connection with, or incident to any breach or violation of any of the representations, warranties, covenants or agreements of the Seller set forth in this Agreement. In no event shall Seller indemnify and hold harmless the Purchaser from, against and in respect of the full amount of any and all liabilities, damages, claims, deficiencies, assessments, losses, penalties, interest, costs and expenses, including, without limitation, reasonable fees and disbursements of trial and appellate counsel arising from, in connection with, or incident to any breach or violation by the Prior Owners` of any of the representations, warranties, covenants or agreements of the Prior Owners set forth in the Asset Purchase Agreement.

6.3                                 Claims for Indemnification. A claim for indemnity pursuant to Section 6.1 or 6.2 of this Agreement may be made by any indemnified party at any time by the giving of written notice thereof to the indemnifying party. The notice shall set forth in reasonable detail the basis upon which the claim for indemnity is made.

6.4                                 Defense of Claims: If any person or entity not a party to this Agreement shall make any demand or claim, or file or threaten to file any lawsuit, which demand, claim or lawsuit may result in any liability, damage or loss to any party that is indemnified under Section 6.1 or 6:2 of this Agreement or that may cause liability to any indemnified party as the result of, arising from, in connection with or incident to any breach or violation of any representations, warranties, covenants, or agreements contained in this Agreement, then, in that event, after notice by the indemnified party to the indemnifying party of the demand, claim or lawsuit, the indemnifying party shall have the option, at the indemnifying party’s cost and expense, to retain counsel reasonably satisfactory to the indemnified party, to defend any demand, claim or lawsuit. Thereafter, the indemnified party shall be permitted to participate in any defense at the indemnified party’s own expense, provided however, that the indemnifying party shall not be entitled to settle any claim on behalf of, or consent to any judgment against the indemnified party without the prior written consent of the indemnified party; unless such settlement is only for the payment of money by the indemnifying party and the indemnified party is fully released from and against any liability. If the indemnifying party shall fail to respond within ten (10) days after receipt of the notice of any demand, claim or lawsuit; the indemnified party shall retain counsel and conduct the defense of the demand, claim or lawsuit as the indemnified party may deem proper in the discretion of the indemnified party, at the cost and expense of the indemnifying party. The indemnities from the indemnifying party to the indemnified party shall include any liability, damage or losses that the indemnified party may suffer as the result of the demand, claim or lawsuit.

7:                                       CLOSING.

7.1                                 Timing and Location. The closing hereunder (the “Closing”) shall take place simultaneously upon the execution of this Agreement at the offices of Reed Smith LLP, 1901 Avenue of the Stars, Suite 700, Los Angeles, CA 90067 or such other location to be mutually agreed upon by the Seller and the Purchaser.

7.2                                 Closing Deliveries. At the Closing; subject to all the terms, conditions and provisions of this Agreement, the following shall take place as a single integrated transaction:

(a)                                  The Seller shall make and deliver to the Purchaser the Assignment, as required by Section 1 hereof.

(b)                                 The Seller shall deliver to the Purchaser certified copies of the resolutions duly adopted by the managing member of the Seller authorizing the execution, delivery and performance of this Agreement and each of the other transactions contemplated hereby.

(c)                                  The Seller shall deliver to the Purchaser original or certified copies of the minute book, correspondence, files and all other limited liability company records of the Company.

(d)                                 The Seller shall cause Carmine Adimando and Roger Hacket to deliver, releases in favor of the Company, in form satisfactory to Purchaser, releasing the Company from any further claims or rights, including without limitation, any claims for reimbursement of expenses advanced on behalf of the Company.

(e)                                  The Purchaser shall deliver to the Seller the Purchase Price, as required by Section 2.1 hereof.                                  :

(f)                                    The Purchaser shall deliver to the Seller certified- copies of the resolutions duly adopted by its board of directors authorizing the execution, delivery and performance of this Agreement and each of the other transactions contemplated hereby.

(g)                                 The parties hereto shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement.

7:3                                 Conditions to the Seller’s Obligation to Close. The Seller’s obligation to close the transaction contemplated by this Agreement shall be conditioned upon fulfillment of all of the following conditions:

(a)                                  All of the representations and warranties of the Purchaser set forth in Section 4 hereof shall be true, complete and accurate in all respects.

(b)                                 The prior or simultaneous closing of the transactions contemplated by the Asset Purchase Agreement.

(c)                                  The Purchaser shall have delivered to the Seller all of the items that the Purchaser is required to deliver pursuant to Section 7.2 of this Agreement.

7.4                                 Conditions to Purchaser’s Obligation to Close. The Purchaser’s obligation to close the transaction contemplated by this Agreement shall be conditioned upon fulfillment of all of the following conditions:

(a)                                  All of the representations and warranties of the Seller set forth in Section 3 hereof shall be true, complete and accurate in all respects.

(b)                                 The prior or simultaneous closing of the transactions contemplated by the Asset Purchase Agreement.

(c)                                  The Seller shall have delivered to the Purchaser all of the items that the Seller is required to deliver pursuant to Section 7.2 of this Agreement.

7.5                                 Failure to Close.          In the event that the transaction contemplated by this Agreement shall fail to be consummated as the result of the Seller’s inability or refusal to satisfy, as of the scheduled Closing date, all of the conditions set forth in Section 7:4 hereof, then the Purchaser shall have the right to obtain any and all remedies to which the Purchaser is entitled under the laws of the State of Delaware for any and all losses or damages arising from such failure. In the event that the transaction contemplated by this Agreement shall fail to be consummated as the result of the Purchaser’s inability or refusal to satisfy, as of the scheduled Closing date, all of the conditions set forth in Section 7.3 hereof, then the Seller shall have the right to obtain any and all remedies to which the Seller is entitled under the laws of the State of Delaware for any and all losses or damages arising from such failure.

7:6                                 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

MISCELLANEOUS.

8.1                                 Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive and procedural laws of the State of Delaware without regard to that state’s rules regarding choice of law.

8.2                                 Notices. Any notices, requests, demands and other communications required or permitted to be given hereunder shall be given in writing and shall be deemed to have been duly given when delivered by hand, five days following the date of deposit in the United States mail, by registered or certified mail, postage prepaid; return receipt requested, or on the delivery date shown on a written verification of delivery provided by a reputable private delivery service, if addressed to the last address provided to the sender by the addressee.

8.3                                 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, both written and oral, among such parties with respect to such subject matter. This Agreement may not be amended or modified in any way; except by a written instrument executed by all of the parties hereto:

8.4                                 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of all parties and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

8.5                                 No Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly so provided.

8.6                                 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, firm, corporation, partnership, association or other entity, other than the parties hereto and their respective heirs, personal representatives, legal representatives and assigns, any rights or remedies under or by reason of this Agreement.

8.7                                 Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases; sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

8:8                                 Section Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

8.9                                 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns and verbs shall include the plural and vice versa.

8.10                           Counterparts. This Agreement may be executed in multiple counterparts and all such counterparts shall collectively constitute an original Agreement, which may be evidenced by any one counterpart.

8.11                           Public Disclosure. Except as otherwise required by applicable law (including federal and state securities laws as applicable to Purchaser) or, as to Purchaser, by the rules and regulations of the any stock exchange, the NASD and/or Nasdaq, no press release, announcement or other disclosure (whether or not in response to any inquiry) of the existence of any subject matter of, or the terms and conditions of, this Agreement shall be made by any party hereto unless approved by both of the parties hereto prior to release; provided, however, that such approval shall not be unreasonably withheld or delayed:

Closing:

8.12                           Termination. This Agreement may be terminated at any time prior to the

(a)                                  by agreement of all the parties hereto;

(b)                                 by the Purchaser, in its sole discretion, if the Loan Agreement is terminated or is no longer in effect; or

(c)                                  by the Purchaser, in its sole discretion, if the Asset Purchase Agreement is terminated in accordance with its terms.

In the event of a valid termination of this Agreement as provided in this Section 8.12, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Purchaser, Seller or the Company, or their respective officers, directors or shareholders or members; provided, however, that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 6.1, 6.2, 6:3, 6.4, 8.11 and 8.13 shall remain in full force and effect and survive any termination of this Agreement.

8:13.                        Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE SELLER OR THE PURCHASER MAY BE PARTIES, ARISING OUT OF, OR IN ANY WAY PERTAINING TO, THIS AGREEMENT. IT IS AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH - ACTIONS OR PROCEEDINGS. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PARTIES, AND EACH PARTY HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH OF THE PARTIES FURTHER REPRESENTS THAT EACH HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF EACH PARTY’S OWN FREE WILL, AND THAT EACH PARTY HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

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LOTUS PACIFIC, INC.

18200 Von Karman Avenue, Suite 730, Irvine, CA 92612 Tel. (949) 475-1880 • Fax (949) 475-1808

April 17, 2003

Carmco Investments, LLC 47 Cherry Gate Lane Trumbull, CT 06611

Attn: Mr. Carmine Adimando

Re:                               LLC Interest Purchase Agreement dated April 17. 2003 (the “Purchase Agreement”)

Dear Carmine:

Reference is made to the above referenced agreement and the other agreements by and among Carmco Investments, LLC and Lotus Pacific, Inc. of even date herewith. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

As of this date, we understand Seller may be not in good standing under the laws of the state of Connecticut, which could constitute a breach of Seller’s representation and warranty set forth in Section 3.1(a) of the Purchase Agreement. As such, pursuant to Section 7.4(a) of the Purchase Agreement, Purchaser is not required to consummate the transactions contemplated by the Purchase Agreement.

As a material inducement to Purchaser to waive such condition to close, Seller and Purchaser hereby agree to amend the Purchase Agreement as follows:

1.                                       Seller agrees (and the members of Seller agree to cause Seller) to promptly become in good standing (or confirm its current good standing) in the records of the State of Connecticut and upon doing so all members of the Seller undertake to deliver to Purchaser documents expressly reaffirming and ratifying the Purchase Agreement and the agreements and other documents to which Seller is a party in connection with the Purchase Agreement.

2.                                       Purchaser shall deposit the Purchase Price into the client trust account of Greenberg Traurig LLP, counsel to Seller. Greenberg Traurig shall not be entitled to deliver the Purchase Price to Seller until Seller and its members fully comply with the covenants set forth in Paragraph 1 above.

3.                                       The parties agree that maximum aggregate amount of legal fees and expenses of Greenberg Traurig to be paid by Purchaser and the Company shall be reduced to $194,435.85.

4.                                       The legal opinion of Greenberg Traurig previously delivered in connection with the Closing shall be specifically amended to include an opinion as to the enforceability of the Purchase Agreement.

Except as set forth herein, the Purchase Agreement shall remain unaffected and in full force and effect. This letter agreement may be executed in one or more counterparts, all of which together shall constitute one original document.

Kindly acknowledge your agreement to the foregoing by signing where indicated below.

Very truly yours, LOTUS PACIFIC, INC.

By:

/s/ Yimin Foo
Yimin Foo, CFO

Acknowledged and Agreed:
CARMCO INVESTMENTS, LLC
:

Name:	/s/ Carm Adimando	Title: Member of Seller
Name:	/s/ Josephine Adimando	Title: Member of Seller